Exhibit 99.1

Revolution Medicines Reports Fourth Quarter and Year-End 2021 Financial Results and Update on Corporate Progress

RAS(ON) Inhibitor Pipeline Continues to Advance and Expand, Now Addressing Majority of RAS-Addicted Cancers; Two New Drug Candidates Recently Nominated

Recently Announced First Patient Dosed in Global Phase 2 Study Evaluating Combination of RMC-4630 and Lumakras™ (sotorasib) in Patients with Advanced Non-Small Cell Lung Cancer

mTORC1-Selective Inhibitor, RMC-5552, Demonstrates Preliminary Evidence of Clinical Activity in Ongoing Phase 1/1b Monotherapy Study

REDWOOD CITY, CA – February 28, 2022 – Revolution Medicines, Inc. (Nasdaq: RVMD), a clinical-stage oncology company developing novel targeted therapies for RAS-addicted cancers, today announced its financial results for the fourth quarter and year ended December 31, 2021 and provided a corporate update.

“Revolution Medicines continues to advance our integrated RAS-focused pipeline consisting of innovative RAS(ON) Inhibitors and RAS Companion Inhibitors. RMC-6236, a RASMULTI(ON) inhibitor, and RMC-6291, a KRASG12C(ON)-selective inhibitor, are both on track to enter the clinic this year. In addition, we recently reported the addition of two new oral, covalent, mutant-selective RAS(ON) inhibitors to our development-stage pipeline. RMC-9805 is a selective inhibitor of KRASG12D(ON), and RMC-8839 is a selective inhibitor of KRASG13C(ON), neither target of which is served today by targeted drugs,” said Mark A. Goldsmith, M.D., Ph.D., chief executive officer and chairman of Revolution Medicines.

“Our RAS Companion Inhibitor pipeline also continues to mature. We disclosed that a first patient has been dosed in RMC-4630-03, our global Phase 2 study of RMC-4630 in combination with sotorasib in patients with non-small cell lung cancer carrying a KRASG12C mutation. In addition, in the dose escalation phase of our Phase 1/1b clinical trial of RMC-5552, our selective inhibitor of mTORC1, we reported preliminary evidence of clinical activity against advanced tumors with mutations associated with hyperactive mTORC1 signaling. We look forward to advancing each of these promising programs in 2022 toward our goal to serve substantial unmet needs among patients with RAS-addicted cancers.”

RAS(ON) Inhibitors – Revolution Medicines continues to build on its innovative RAS(ON) Inhibitor platform, producing an expansive collection of tri-complex inhibitors targeting diverse oncogenic RAS variants through highly differentiated chemical and pharmacologic profiles.

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RMC-6236 (RASMULTI) – RMC-6236 is a first-in-class, potent, oral RAS-selective tri-complex, RASMULTI(ON) inhibitor designed to treat cancers driven by a variety of KRAS mutations, including those that can emerge following treatment with KRASG12C(OFF) inhibitors.

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The company reported data at the AACR-NCI-EORTC Conference demonstrating that RMC-6236 induced significant regressions in in vivo tumor xenograft models of non-small cell lung cancer (NSCLC), pancreatic cancer and colerectal cancer (CRC) bearing KRASG12D, KRASG12V, KRASG12R or KRASG12C driver mutations.

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During the AACR-NCI-EORTC Conference, the company presented data from a preclinical combination study evaluating RMC-6236 with a PD-1 inhibitor demonstrating that RMC-6236 alone induces anti-tumor immunity in vivo and also exhibits additive anti-tumor benefit with checkpoint inhibition as indicated by complete and durable responses.

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The company also presented an expanded dataset at the Gastrointestinal Cancer Drug Development Summit demonstrating the ability of both RMC-6236 and RMC-6291 to induce tumor regressions in xenograft models of RAS-mutant CRC.

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The company remains on track to submit an Investigational New Drug application (IND) for RMC-6236 in the first half of this year as its first of multiple RAS(ON) inhibitor IND submissions currently planned during 2022-2023, and anticipates disclosing evidence of first-in-class single agent activity for RMC-6236 in 2023.

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RMC-6291 (KRASG12C) – RMC-6291 is a first-in-class, potent, oral and selective tri-complex inhibitor of KRASG12C(ON) with a differentiated preclinical profile designed to serve patients with cancers driven by KRASG12C.

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The company reported data at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics demonstrating superior outcomes with orally administered RMC-6291 as compared to adagrasib in preclinical models of KRASG12C NSCLC.

•	Initial clinical development for RMC-6291 will seek to establish best-in-class activity against KRASG12C tumors.

•	The company remains on track to submit an IND for RMC-6291 in the first half of 2022 and anticipates disclosing preliminary evidence of superior activity in 2023.

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RMC-9805 (KRASG12D) – RMC-9805 is an oral, mutant-selective, covalent inhibitor of KRASG12D(ON) which is the primary tumor driver in more than 50,000 new patients primarily with colorectal, pancreatic or lung cancer annually in the United States.

•	The company selected RMC-9805 as a development candidate and advanced it into IND-enabling development.

•	The company reported data at the AACR-NCI-EORTC Conference showing RMC-9805 covalently and selectively modifies KRASG12D.

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RMC-9805 displayed its first- and best-in-class potential by inducing tumor regressions achieved following repeat oral dosing in vivo in tumor xenograft models of KRASG12D-driven pancreatic cancer and CRC.

•	The company remains on track to submit an IND for RMC-9805 in the first half of 2023.

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RMC-8839 (KRASG13C) – RMC-8839 is an oral, mutant-selective, covalent inhibitor of KRASG13C(ON) that Revolution Medicines believes is the first compound to directly target KRASG13C, an important therapeutic target primarily for lung cancer and select CRC patients who are not currently served by any targeted RAS drug.

•	The company selected RMC-8839 as a development candidate and advanced it into IND-enabling development.

•	The company reported data at the AACR-NCI-EORTC Conference showing RMC-8839 covalently and selectively modifies KRASG13C.

•	The company remains on track to submit an IND for RMC-8839 in the second half of 2023.

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Continued expansion of other RAS(ON) Inhibitor programs – Revolution Medicines continues to progress its growing portfolio of orally bioavailable, mutant-selective RAS(ON) Inhibitors designed to target RAS variants driving RAS-addicted cancers that are unserved by targeted drugs.

•	The company reported multiple discovery programs pursuing additional mutant-selective compounds for various cancer mutations at RAS hotspots G12 (e.g. G12V and G12R), G13 (i.e. G13D) and Q61.

•	The company has a goal of nominating a fifth development candidate in the second half of 2022.

RAS Companion Inhibitors – Revolution Medicines continues to advance and expand multiple clinical studies of its RAS Companion Inhibitors designed to provide maximum clinical benefit in RAS-addicted cancers.

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RMC-4630 (SHP2 Inhibitor) – RMC-4630, a potent, oral, selective inhibitor of the SHP2 protein, is being advanced in partnership with, and is primarily funded by, Sanofi our global SHP2 development and commercialization partner.

•	RMC-4630 and KRASG12C inhibitor Lumakras (sotorasib)

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Amgen is currently evaluating RMC-4630 in an active Phase 1b study in combination with Amgen’s KRASG12C(OFF) inhibitor, sotorasib in its CodeBreaK 101c study. Amgen recently announced it plans to share data in the second half of 2022.

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As a complement to the CodeBreaK 101c study, the company is sponsoring RMC-4630-03, a global Phase 2 study of RMC-4630 in combination with sotorasib. The first patient in RMC-4630-03 has been dosed and enrollment is ongoing patients with NSCLC carrying a KRASG12C mutation who have failed prior standard therapy and who have not previously been treated with a RAS inhibitor. The company is sponsoring the RMC-4630-03 study under its global partnership with Sanofi and conducting the trial in collaboration with Amgen, which is supplying sotorasib to study sites globally. The company expects to complete enrollment of this study in the second half of 2022 and to provide preliminary evidence of clinical benefit in 2022, with additional evidence of clinical benefit as a RAS Companion Inhibitor expected to be provided in 2023.

•	RMC-4630 and KRASG12C inhibitor adagrasib

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Sanofi is planning a combination study under its global SHP2 partnership with the company evaluating RMC-4630 (also known as SAR442720) in combination with Mirati’s KRASG12C inhibitor, adagrasib. This study expands the evaluation of the potential benefit of adding RMC-4630 in this class of KRASG12C(OFF) inhibitors.

•	RMC-4630 and PD-1 inhibitor pembrolizumab (Keytruda®)

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The TCD16210 study sponsored by Sanofi continues evaluating RMC-4630 in combination with pembrolizumab, a PD-1 inhibitor. Sanofi has recently begun treating patients in an expansion cohort evaluating this combination in first-line treatment for patients with PDL-1 positive lung cancer.

•	RMC-5552 (mTORC1/4EBP1 Inhibitor) – RMC-5552 is a potent, selective bi-steric inhibitor of mTORC1 that suppresses phosphorylation and inactivation of 4EBP1.

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The company recently reported initial findings from the ongoing dose escalation portion of its Phase 1/1b clinical trial of RMC-5552, including preliminary evidence of clinical activity against advanced tumors with mutations associated with hyperactive mTORC1 signaling. The data showed that all four efficacy evaluable patients treated with 6 mg per week experienced disease control, including one patient exhibiting a confirmed partial response with a 63% reduction from baseline and the other three with stable disease. The company anticipates disclosing additional evidence of single agent activity in 2023.

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The company aims to evaluate RMC-5552 in combination with RAS(ON) Inhibitors in patients carrying both RAS and mTOR pathway mutations, representing approximately 30,000 new patients per year in the United States.

Fourth Quarter and Full Year 2021 Financial Highlights

Cash Position: Cash, cash equivalents and marketable securities were $577.1 million as of December 31, 2021, compared to $440.7 million as of December 31, 2020. The increase was primarily due to proceeds from the company’s public equity offering in February 2021.

Revenue: Total revenue, consisting of revenue from the company’s collaboration agreement with Sanofi, was $9.5 million for the quarter ended December 31, 2021, compared to $8.8 million for the quarter ended December 31, 2020.

Total revenue was $29.4 million for the year ended December 31, 2021, compared to $43.0 million for the year ended December 31, 2020. During the third quarter of 2021, the company recorded a non-cash, non-recurring GAAP accounting adjustment that reduced collaboration revenue by $8.5 million as a result of a change in estimate of the accounting transaction price and percentage of completion of work performed to date under its agreement with Sanofi. The decrease in revenue in 2021 was primarily due to the non-cash revenue adjustment and lower reimbursed manufacturing costs.

R&D Expenses: Research and development expenses were $53.7 million for the quarter ended December 31, 2021, compared to $37.0 million for the quarter ended December 31, 2020. Research and development expenses were $186.9 million for the year ended December 31, 2021, compared to $132.3 million for the year ended December 31, 2020. The increases were primarily due to an increase in research expenses associated with the company’s pre-clinical research portfolio, an increase in personnel-related expenses related to additional headcount, and an increase in stock-based compensation.

G&A Expenses: General and administrative expenses were $8.7 million for the quarter ended December 31, 2021, compared to $5.8 million for the quarter ended December 31, 2020. General and administrative expenses were $30.5 million for the year ended December 31, 2021, compared to $21.4 million for the year ended December 31, 2020. The increases were primarily due to an increase in stock-based compensation, an increase in personnel-related expenses related to additional headcount, and higher legal and accounting fees.

Net Loss: Net loss was $52.7 million for the quarter ended December 31, 2021, compared to net loss of $34.2 million for the quarter ended December 31, 2020. Net loss was $187.1 million for the year ended December 31, 2021, compared to net loss of $108.2 million for the year ended December 31, 2020.

2022 Financial Guidance

Revolution Medicines expects full year 2022 GAAP net loss to be between $260 million and $290 million, which includes estimated non-cash stock-based compensation expense of $35 million to $40 million.

Conference Call

Revolution Medicines will host a conference call and webcast this afternoon, February 28, 2022, at 4:30 PM Eastern (1:30 PM Pacific).

To listen to the conference call, please dial (833) 423-0425 or (918) 922-3069, provide conference ID: 9672794 and request the Revolution Medicines conference call. To listen to the live webcast, or access the archived webcast, please visit: https://ir.revmed.com/events-and-presentations. Following the live webcast, a replay will be available on the Company’s website for at least 14 days.

About Revolution Medicines, Inc.

Revolution Medicines is a clinical-stage oncology company developing novel targeted therapies for RAS-addicted cancers.

The company’s R&D pipeline comprises RAS(ON) Inhibitors designed to suppress diverse oncogenic variants of RAS proteins, and RAS Companion Inhibitors for use in combination treatment strategies. RAS(ON) Inhibitors in development include RMC-6236 (RASMULTI), RMC-6291(KRASG12C), RMC-9805 (KRASG12D) and RMC-8839 (KRASG13C), and a pipeline of research compounds targeting additional RAS variants. RAS Companion Inhibitors in clinical development include RMC-4630 (SHP2) and RMC-5552 (mTORC1/4EBP1).

Keytruda® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co. Lumakras™ (sotorasib) is a trademark of Amgen, Inc.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements,” including without limitation statements regarding the company’s development plans and timelines and its ability to advance its portfolio and R&D pipeline; dosing and enrollment in the company’s clinical trials and the tolerability and potential efficacy of the company’s candidates being studied; the ability of the company’s therapies to inhibit frontier targets and to serve unmet needs in RAS-addicted cancers; the company’s plans to advance the development of RMC-6291, RMC-6236, RMC-9805 and RMC-8839; the potential of RMC-9805 to be best-in-class; the company’s plans to nominate a fifth development candidate from its RAS(ON) inhibitor portfolio; the timing of Amgen’s disclosure of data from the CodeBreaK 101c study; and enrollment in and findings from the company’s RMC-4630-03 study; the company’s plans to study RMC-5552 in combination with RAS inhibitors; the expected timing of additional results from the company’s Phase 1/1b clinical trial of RMC-5552; the potential advantages and effectiveness of the company’s preclinical candidates, including its RAS(ON) Inhibitors; . Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “will,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology indicating future results. Such forward-looking statements are subject to substantial risks and uncertainties that could cause the company’s development programs, future results, performance or achievements to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include without limitation risks and uncertainties inherent in the drug development process, including the company’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, the company’s ability to successfully establish, protect and defend its intellectual property, other matters that could affect the sufficiency of the company’s capital resources to fund operations, reliance on third parties for manufacturing and development efforts, changes in the competitive landscape and the effects on the company’s business of the worldwide COVID-19 pandemic. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, as well as risks relating to the business of Revolution Medicines in general, see Revolution Medicines’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2022, and its future periodic reports to be filed with the Securities and Exchange Commission. Except as required by law, Revolution Medicines undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Contacts:

For Investors:

Vida Strategic Partners

Stephanie Diaz

415-675-7401

sdiaz@vidasp.com

For Media:

Vida Strategic Partners

Tim Brons

415-675-7402

tbrons@vidasp.com

REVOLUTION MEDICINES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Collaboration revenue, related party	$9,460	$8,751	$29,390	$42,983

Total revenue	9,460	8,751	29,390	42,983
Operating expenses:
Research and development	53,681	37,006	186,948	132,252
General and administrative	8,692	5,825	30,450	21,428

Total operating expenses	62,373	42,831	217,398	153,680

Loss from operations	(52,913)	(34,080)	(188,008)	(110,697)
Other income, net:
Interest income	237	252	929	2,238
Interest and other expense	—	(14)	(12)	(71)

Total other income, net	237	238	917	2,167

Loss before income taxes	(52,676)	(33,842)	(187,091)	(108,530)

Benefit from (provision for) income taxes	—	(362)	—	371

Net loss	$(52,676)	$(34,204)	$(187,091)	$(108,159)

Redeemable convertible preferred stock dividends—undeclared and cumulative	—	—	—	(2,219)

Net loss attributable to common stockholders	$(52,676)	$(34,204)	$(187,091)	$(110,378)

Net loss per share attributable to common stockholders—basic and diluted	$(0.71)	$(0.52)	$(2.57)	$(2.01)

Weighted-average common shares used to compute net loss per share, basic and diluted	73,831,121	66,319,926	72,806,079	54,874,119

REVOLUTION MEDICINES, INC.

SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	December 31,	December 31,
	2021	2020
Cash, cash equivalents and marketable securities	$577,054	$440,741
Working capital (1)	529,423	406,946
Total assets	737,988	567,401
Deferred revenue	18,931	20,592
Total liabilities	135,420	92,725
Total stockholders’ equity	602,568	474,676

(1)	Working capital is defined as current assets less current liabilities.